Exhibit 5.1

Campbell Mithun Tower

222 South Ninth Street, Suite 2000

Minneapolis, MN 55402-3338

Tel 612.607.7000  Fax 612.607.7100

www.foxrothschild.com

May 21, 2018

ReShape Lifesciences Inc.

1001 Calle Amanecer

San Clemente, CA

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ReShape Lifesciences Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time for an aggregate initial offering price of up to $125,000,000 of (i) shares of its common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of its preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock (the “Common Stock Warrants”) or Preferred Stock (the “Preferred Stock Warrants” and, together with the Common Stock Warrants, the “Securities Warrants”) and (iv) units consisting of any combination of Common Stock, Preferred Stock, and Securities Warrants, offered and sold together (the “Units”). In addition to any Common Stock and Preferred Stock that may be issued directly, the Registration Statement also relates to the offer and sale by the Company of such indeterminate amount of Common Stock and Preferred Stock as may be issued upon exchange or conversion of the Preferred Stock or exercise of the Securities Warrants, as the case may be, for which no separate consideration will be received by the Company. The Common Stock, Preferred Stock, Securities Warrants and Units are herein collectively referred to as the “Securities.”

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) with respect to any newly-issued shares of Common Stock or Preferred Stock to be offered by the Company pursuant to the Registration Statement, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the organizational documents of the Company and not otherwise reserved for issuance, (v) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set forth below, (vi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Security, nor the compliance by the Company with the terms of such Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets, (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company and (viii) any Securities issuable upon conversion, exchange, exercise or settlement of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, we are of the opinion that:

1.           The Company has the authority pursuant to its Sixth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to issue up to 275,000,000 shares of Common Stock. Upon adoption by the Company’s Board of Directors or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under the Delaware General Corporation Law (the “DGCL”), as then in effect, and the Company’s Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), as then in effect, to authorize a particular issuance of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and nonassessable Preferred Stock that is exchangeable or convertible into Common Stock, or (ii)  upon the exercise of any validly issued Securities Warrants exercisable for Common Stock) and upon the due execution, issuance and delivery of certificates representing the Common Stock (or, if uncertificated, the making of valid book-entry notations in the stock register of the Company) and payment for such Common Stock in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a Committee and in the manner contemplated by such resolutions and by the Registration Statement, the prospectus included therein (the “Prospectus”) and the related prospectus supplement(s) (each, a “Prospectus Supplement”) (and in the case of the issuance of Common Stock pursuant to clauses (i) or (ii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Common Stock will be validly issued, fully paid and nonassessable.

2.           The Company has the authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock. Upon the due designation of a series or class of Preferred Stock by the Board or a Committee in accordance with the DGCL, as then in effect (including without limitation the filing of the resolutions designating such series or class), and the Company’s Certificate of Incorporation and Bylaws, as then in effect, and adoption by the Board or a Committee of resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize a particular issuance of shares of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock upon the exercise of any validly issued Securities Warrants exercisable for Preferred Stock) and upon the issuance and delivery of and payment for such Preferred Stock in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a Committee and in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Preferred Stock pursuant to the exercise of a validly issued Securities Warrant, upon the satisfaction of and compliance with the conditions to the exercise), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.

3.           When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Securities Warrants, (b) a warrant agency agreement for the Securities Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (c) the instruments representing such Securities Warrants have been duly authenticated by the warrant agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions, the applicable purchase, underwriting or similar agreement approved by the Board or a Committee and the warrant agency agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Securities Warrants will constitute binding obligations of the Company.

4.           When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Units, (b) all actions described in paragraphs 1 through 3 above, as the case may be, have been taken with respect to the other Securities constituting a part of such Units, (c) an agreement for the applicable Units has been duly authorized, executed and delivered by the Company and a purchaser of such Units or an agent for the purchasers, as the case may be, and (d) the instruments representing such Units have been duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the applicable unit agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute binding obligations of the Company.

In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

(a)                                 We express no opinion with respect to laws other than those of the Delaware General Corporation Law and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)                                 To the extent that the opinions given above relate to the enforceability of any agreement or other document referred to herein, the opinions are subject to, and we give no opinion with respect to, the effect of applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing.

(c)                                  We express no opinion as to the enforceability of (i) provisions relating to the availability of specific remedies or relief, including indemnification and contribution, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted, (ii) provisions that allow cumulative remedies, late charges or default interest, (iii) provisions stating that amendments, waivers or modifications may only be in writing, to the extent that an oral agreement or an implied agreement by course of conduct may be created that modifies such a provision or (iv) provisions relating to choice of law or forum.

(d)                                 In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act and will continue to be effective, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) none of the particular terms of a series of Securities will violate any applicable law, (vi) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Certificate of Incorporation or Bylaws of the Company, as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (vii) with respect to the issuance of Securities that are equity securities, the Company has a sufficient number of securities of that class or series of equity securities authorized under its Certificate of Incorporation, as then in effect, and (viii) with respect to the issuance of any Securities that are exercisable for or exchangeable or convertible into any class or series of equity securities, the Company has a sufficient number of securities of such class or series of equity securities issuable on exercise, exchange or conversion of such Securities authorized under its Certificate of Incorporation, as then in effect at the time of issuance and at the time of exercise, exchange or conversion of such Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein or to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP